UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 2, 2008
DAWSON GEOPHYSICAL COMPANY
(Exact name of Registrant as specified in its charter)

TEXAS	0-10144	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 W. WALL, SUITE 800 MIDLAND, TEXAS	79701
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (432) 684-3000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 2, 2008, upon the recommendation of the Compensation Committee, the Board of Directors of Dawson Geophysical Company (the “Company”) approved the grant of options to purchase shares of the Company’s common stock, par value $0.33 1/3 per share, to the following named executive officers in the respective amounts set forth below. The options were granted at an exercise price of $18.91, which is the average of the high and low market prices on the date of grant. The option awards were granted in connection with the Board of Director’s annual year end review of employee compensation. The awards are subject to the terms, conditions and restrictions contained in the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan and the applicable Stock Option Agreement relating to such grants, a form of which was filed as Exhibit 10.4 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on February 11, 2008.

Executive Officer	Stock Options Awarded
Stephen C. Jumper President, Chief Executive Officer	15,000

C. Ray Tobias Executive Vice President, Chief Operating Officer	10,000

Christina W. Hagan Executive Vice President, Secretary and Chief Financial Officer	10,000

K.S. Forsdick Vice President	5,000
     These stock options will vest in equal installments over four years on each anniversary of the date of grant.
     The foregoing summary is qualified in its entirety by, and should be read in conjunction with, the full text of the form of the Stock Option Agreement, which is incorporated by reference from Exhibit 10.4 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on February 11, 2008.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Form of Stock Option Agreement for the 2006 Plan (filed on February 11, 2008 as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q and incorporated herein by reference).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY
Date: December 5, 2008	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Form of Stock Option Agreement for the 2006 Plan (filed on February 11, 2008 as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q and incorporated herein by reference).